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                                                        Exhibit 5

                      Troutman Sanders LLP
                        Nationsbank Plaza
             600 Peachtree Street, N.E. - Suite 5200
                  Atlanta, Georgia  30308-2216
                        October 23, 1997

NRG Generating (U.S.) Inc.
1221 Nicollet Mall
Suite 610
Minneapolis, Minnesota  55403-2445

          Re:  Registration Statement on Form S-8

Gentlemen:

      This opinion is being delivered in connection with the filing by NRG Generating (U.S.) Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the proposed offering by the Company of an aggregate of 750,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), to be issued in connection with the NRG
Generating (U.S.) Inc. 1996 Stock Option Plan and the NRG Generating (U.S.) Inc. 1997 Stock Option Plan (collectively, the "Plans").

      As counsel for the Company, we have examined the relevant corporate documents, as well as the relevant state statutes, incident to the giving of this opinion, and we are generally familiar with the affairs of the Company.

      Based upon the foregoing, we are of the opinion that the Shares reserved for issuance in accordance with the Plans have been duly authorized and will, when and to the extent issued in connection with and in accordance with the Plans and such relevant stock option agreements granted thereunder, for a consideration at least equal to the par value of such option shares, be validly issued, fully paid and nonassessable.

      We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Troutman Sanders LLP